UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2008

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-21318	44-0618012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On April 1, 2008, O’Reilly Automotive, Inc. (“O’Reilly”) and CSK Auto Corporation (“CSK”) issued a joint press release announcing that the two companies have signed a definitive merger agreement under which O’Reilly will acquire all of the outstanding shares of CSK common stock pursuant to an exchange offer, in a transaction valued at approximately $1.0 billion, including $500 million of debt. The boards of directors of both companies have approved the transaction.

Under the terms of the agreement, CSK shareholders will receive $11.00 of O’Reilly common stock, subject to a collar, plus $1.00 in cash for each share of CSK common stock.

The amount of consideration to be received per share of CSK common stock will equal a number of shares of O'Reilly common stock based on an exchange ratio equal to $11.00 divided by the average trading price of O'Reilly common stock for the five trading days ending two trading days prior to the consummation of the exchange offer plus $1.00 in cash (subject to reduction for costs associated with obtaining credit agreement waivers or amendments incurred by CSK over an agreed upon threshold); provided, however, that if the average trading price of O'Reilly stock is greater than $29.95, then the exchange ratio shall equal 0.3673, and if the average trading price is less than $25.67, then the exchange ratio shall equal 0.4285.

Upon termination of the merger agreement under certain circumstances, including if CSK sought to accept a superior proposal, CSK would be required to pay O'Reilly a termination fee of $22 million. The consummation of the exchange offer is subject to customary closing conditions.

The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As mentioned in the press release, an investor call to discuss the transaction was held by O'Reilly at 10:00 am Eastern time on April 1, 2008. A copy of the transcript of the investor call is attached hereto as Exhibit 99.2. While every effort has been made to provide an accurate transcription, there may be typographical mistakes, inaudible statements, errors, omissions or inaccuracies in the transcript, none of which O'Reilly deems to be material. The investor call was also webcast on the Investor Relations section of O’Reilly website at www.oreillyauto.com. A replay of the recorded investor call is also available on O'Reilly's website.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K, including the exhibits, may contain certain forward-looking statements relating to O'Reilly and its expectations for the proposed acquisition of CSK that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All such statements concerning activities, events or developments that O'Reilly expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are based on current expectations, forecasts and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the following: the risk that the proposed transaction will not close because of a failure to satisfy one or more of the closing conditions; the risk that O'Reilly's business will have been adversely impacted during the pendency of the proposed transaction; the risk that the integration of operations may not be successful or may be materially delayed or may be more costly or difficult than expected; and the risk that the expected cost savings and other synergies from the transaction may not be fully realized, realized at all or take longer to realize than anticipated. Additional information on these and other risks, uncertainties and factors is included in O'Reilly's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Except for any obligation to disclose material information under the Federal securities laws, O'Reilly undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 1, 2008
99.2	Transcript of April 1, 2008 investor call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2008	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Chief Financial Officer
(principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 1, 2008
99.2	Transcript of April 1, 2008 investor call